Exhibit 10.4
STOCK OPTION AGREEMENT

Granted pursuant to the terms of the
Guinness Exploration, Inc. Amended 2010 Equity Incentive Plan

Unless otherwise defined herein, the terms defined in this Stock Option Agreement (“Option Agreement”) shall have the same defined meanings as in the Guinness Exploration, Inc. Amended 2010 Equity Incentive Plan (the "Plan").

I.	PARTICIPANT.

NAME:                               ALASTAIR BROWN

ADDRESS:                        c/o P.O. Box 1910 – Level 7 Anzac House
181 Willis Street
Wellington, New Zealand 6140

The undersigned Participant is hereby granted an Option to purchase Common Stock (“Shares”) of Guinness Exploration, Inc. (the “Company”), subject to the terms and conditions of the Plan and this Option Agreement, as follows:

DATE OF GRANT:	September 19, 2010

FIRST VESTING:	1,000,000 Options vest on May 31, 2011

SECOND VESTING:	1,000,000 Options vest on May 31, 2012

SPECIAL VESTING:	In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company’s assets (each, a “Transaction”), all options awarded herein shall fully vest immediately to the grantee referenced in this Option Agreement.

EXERCISE PRICE PER SHARE:	US$0.363 per share

TOTAL NUMBER OF COMMON SHARES SUBJECT TO OPTION:	2,000,000 fully paid, non-assessable voting common shares, par value $0.001

TYPE OF OPTION:	Qualified

TERM/EXPIRATION DATE:	FIVE YEARS from Date of Grant, unless earlier terminated as provided herein.

Subject to the terms and conditions contained herein, this Option shall vest as follows:

II.             AGREEMENT.

1.             Grant of Option. The Committee, on behalf of the Company's Board, hereby grants to the Participant an option ("Option") to purchase the number of Shares set forth on first page of this Option Agreement, at the exercise price per Share set forth on the first page of this Option Agreement ("Exercise Price"), and subject to the terms and conditions of the Plan, which is attached hereto as Exhibit A and incorporated herein by reference. This Option Agreement is subject to all the terms, conditions and provisions of the Plan, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Participant accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan and this Agreement.

2.             Exercise of Option.

(a)   Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out on the first page of this Option Agreement and with the applicable provisions of the Plan and this Option Agreement.

(b)   Vesting Acceleration.

This Option shall become immediately fully vested and exercisable in the event of a "Change in Control." For purposes of this Option, a "Change in Control" shall be deemed to occur when, or upon:

(i)   Approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 66% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

(ii)   Individuals who, as of the date on which the Option is granted hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the Option was granted whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii)   The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of beneficial ownership (within the meaning of Rule 13-d promulgated under the Securities Exchange Act, of 66% or more of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by: (1) the Company or its Subsidiaries; (2) any person, entity or "group" that as of the date on which the Option is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest; or (3) any employee benefit plan of the Company or its Subsidiaries.

(c)   Method of Exercise. This Option shall be exercisable by delivery of an exercise notice as attached to the Plan (the "Exercise Notice"), or on such other form authorized by the Committee, that shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.

3.             Method of Payment. Payment of the aggregate Exercise Price shall be by cash, or in any manner otherwise permitted by the Plan or the Committee.

4.             Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable law. This Option may not be exercised by anyone other than the Participant.

5.             Transferability of Option. The Option granted hereby is fully transferable or assignable by Participant, however may not be made subject to execution, attachment or similar process, otherwise than by will or under the applicable laws of descent and distribution or as consistent with the specific Plan and Option Agreement provisions relating thereto.

6.             Term of Option.

(a)   Generally. This Option may be exercised only within the term set forth on the first page of this Option Agreement, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

(b)   Termination of Participant. Without limiting the generality of Section 6(a), if Participant is Terminated for any reason except for death, Disability, or "cause" (defined below), then for a period of ninety (120) days after the Termination Date Participant may exercise this Option but only to the extent that such Option is vested and would have otherwise been exercisable upon the Termination Date. If Participant is Terminated because of Death or Disability then this Option may be exercised for a period of twelve (12) months after the Termination Date but only to the extent that such Option would have been exercisable by Participant (or Participant's legal representative or authorized assignee) on the Termination Date. If Participant is Terminated for cause, all options will immediately terminate and shall be of no further force or effect. For purposes of this Option Agreement, "cause" shall mean willful misconduct or gross negligence.

7.             Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s principal office, and, in the case of the Participant, to the Participant’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

8.             No Rights of Stockholders. Neither the Participant nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

9.             Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Company and Participant. This Agreement is governed by the internal substantive laws of the State of Nevada.

10.           No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A PARTICIPANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PARTICIPANT'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Participant further agrees to notify the Company upon any change in his or her residence address.

PARTICIPANT	GUINNESS EXPLORATION, INC.
Alastair Brown

/s/ Alastair Brown	By:	/s/ John Hiner
(SIGNATURE)		John Hiner - Secretary

[Signature Page to Stock Option Agreement granted pursuant to the terms of the
Guinness Exploration, Inc. Amended 2010 Equity Incentive Plan]